SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              DOCUCON, INCORPORATED
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              DOCUCON, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   June 20, 1997

      The annual meeting of Stockholders of Docucon, Incorporated (the "Company") will be held at the Company's headquarters at 7461 Callaghan Road, San Antonio, Texas 78229, on Tuesday, August 12, 1997, at 12:00 Noon, C.D.T., for the following purposes:

      1. To elect five Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

      2. To amend the 1993 Employee Stock Purchase Plan of the Company to increase the number of shares offered and reserved for issuance thereunder by 200,000 shares to 1,000,000 shares of Common Stock, par value $.01 per share, to be offered under one additional annual offering from January 1, 1998 to December 31, 1998.

      3. To amend the 1988 Stock Option Plan of the Company to increase the number of shares reserved for issuance thereunder by 300,000 shares to 1,660,000 shares of Common Stock, par value $.01 per share.

      4. To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

      Stockholders of record at the close of business on June 20, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you cannot attend the Annual Meeting in person, please date and execute the accompanying Proxy and return it promptly to the Company. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not of itself serve to revoke your Proxy.

                                    RALPH BROWN
                                    Secretary

                              DOCUCON, INCORPORATED
                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on August 12, 1997, or any adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about July 7, 1997.

      The Company's principal executive offices are located at 7461 Callaghan Road, Suite 200, San Antonio, Texas 78229. The Company's telephone number is
(210) 525-9221.

      As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on June 20, 1997. The holders of a majority of the shares of Common Stock of the Company presented in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At June 20, 1997, the record date for the Annual Meeting, there were 12,443,222 shares of Common Stock outstanding and 17 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") outstanding, each share of which is entitled to cast 33,333 votes as Common Stock. With respect to references to votes to be taken at the Annual Meeting of the Stockholders herein, the term "Common Stock" shall include the Company's Common Stock and the shares of Common Stock into which the outstanding Series A Preferred Stock may be converted, and with respect to which the holders of such Preferred Stock are entitled to vote. Thus, the equivalent number of shares entitled to vote at the Annual Meeting of Stockholders is 13,009,883 (12,443,222 shares of Common Stock and 566,661 shares of Common Stock obtainable upon conversion of Series A Preferred Stock).

      The purposes of the Annual Meeting of Stockholders are (a) to elect a Board of Directors to serve until the next Annual Meeting of Stockholders, (b) to amend the 1993 Employee Stock Purchase Plan of the Company to increase the number of shares offered and reserved for issuance thereunder by 200,000 shares to 1,000,000 share of Common Stock, par value $.01 per share, to be offered under one additional annual offering from January 1, 1998, to December 31, 1996, and (c) to amend the 1988 Stock Option Plan of the Company to increase the number of shares reserved for issuance thereunder by 300,000 shares to 1,660,000 shares of Common Stock, par value $.01 per share. The Company is not aware at this time of any other matters that will come before the Annual Meeting. The approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for election of nominees as Directors of the Company and for approval of Proposal 2 (Increase shares offered and authorized for issuance under one additional annual offering of the 1993 Employee Stock Purchase Plan), and Proposal 3 (Increase shares authorized for issuance under the Company's 1988 Employee Stock Option Plan). A quorum equal to a majority of the outstanding Common Stock must be present in person or by proxy at the Annual Meeting in order to elect Directors and consider Proposals 2 and 3.

      All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for Director, FOR the approval of Proposals 2 and 3 and in accordance with the proxy-holders' best judgment as to any other matters raised at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of establishing a quorum with respect to the proposals to which they apply. Abstention votes will be counted as voted AGAINST the proposals with respect to which they apply. Broker non-votes will not be considered as either FOR or AGAINST votes with respect to the proposals to which they apply. A form of Proxy for use at the Annual Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

      PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 19, 1997.

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

      At the Annual Meeting, five Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

      The following table sets forth certain information concerning the five nominees for Director of the Company:

                                     PRINCIPAL OCCUPATION
                                       AND ALL POSITIONS          A DIRECTOR
    NAME                   AGE         WITH THE COMPANY             SINCE

Edward P. Gistaro         61       Chairman of the Board and         1988
                                     Chief Executive Officer
                                        and Director

Allan H. Hobgood          58      President and Chief Operating      1992
                                      Officer and Director

Ralph Brown               63            Attorney, San Antonio,       1987
                                   Texas, Secretary and Director

Al R. Ireton              62             Chairman,                   1993
                                      Manchester Partners
                                        and Directors

Chauncey E. Schmidt       65        Chairman, C.E. Schmidt           1993
                                        & Associates
                                        and Director

      Edward P. Gistaro has served as Chief Executive Officer of the Company since June 4, 1988 and served as President from July 10, 1988 until March 18, 1991. Mr. Gistaro was employed by Datapoint Corporation, a company involved in the manufacturing of computer systems, in various managerial positions from 1973 to 1987. From 1982 to 1985 Mr. Gistaro served as the President and Chief Operating Officer of Datapoint Corporation, and he served from 1985 to 1987 as its President and Chief Executive Officer.

      Allan H. Hobgood was elected Chief Operating Officer of the Company on April 16, 1991 and President of the Company on November 4, 1992. Mr. Hobgood had served as the Company's Vice President of Marketing from August 25, 1988 to April 16, 1991. From January 1988 until August 1988, Mr. Hobgood served as Vice President of Sales for Advanced Signing, Inc., a commercial sign firm, and from 1981 to March, 1987, Mr. Hobgood held several managerial positions relating to marketing, including Vice President of U.S. Sales, at Datapoint Corporation.

      Ralph Brown, an attorney in private practice since 1968, has served as Secretary of the Company since May 1, 1987. From 1987 to 1989, he served also as Treasurer of the Company. Mr. Brown has also served since 1975 as President of Cherokee Ventures, Inc., a real estate leasing firm, since 1978 as President of East Central Development Corporation and since 1982 as President of Southeast Suburban Properties, Inc. The latter two businesses are real estate development firms.

      Al R. Ireton was elected as a Director of the Company in May 1993. Mr. Ireton has been Chairman of Manchester Partners, an investment and growth strategy advisory organization providing capital and strategic assistance to growing companies, since October 1988. From 1985 through September 1988, he served as President and Chief Executive Officer of Texet Corporation, a desktop publishing company. Mr. Ireton has 25 years' experience serving as president and chief executive officer of growth-oriented companies, and has served on several corporate boards.

      Chauncey E. Schmidt was elected to the Board of Directors of the Company in February 1993. He has been Chairman of C. E. Schmidt & Associates, an investment firm, since April 1989. From 1987 to March 1989, he was Vice Chairman of the Board of AMFAC, Inc., a New York Stock Exchange-listed company engaged in diversified businesses. He has previously served as President of The First National Bank of Chicago and Chairman of the Board and Chief Executive Officer of The Bank of California, N.A. Mr. Schmidt is on the Board of Trustees of the
U. S. Naval War College Foundation and is active in several civic and charitable organizations.

      All nominees for Director are currently serving as Directors of the Company. Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

MANAGEMENT MATTERS

      There are no arrangements or understandings known to the Company between any of the Directors, nominees for Director or executive officers of the Company and any other person pursuant to which any such person was elected as a Director or an executive officer, except the Employment Agreements between the Company and each of Edward P. Gistaro and Allan H. Hobgood, respectively, described under "Executive Compensation" in this Proxy Statement. There are no family relationships between any Directors, nominees for Director or executive officers of the Company. The Board of Directors of the Company held a total of four meetings in 1996.

      The Board of Directors has an Executive Compensation Committee and Stock Option Committee, each consisting of Messrs. Ralph Brown, Al Ireton, Philip J. Romano and Chauncey Schmidt. The Executive Compensation Committee reviews the salaries, incentive compensation and other direct and indirect benefits for all Company Officers. During 1996, the Executive Compensation Committee held four meetings. The Stock Option Committee determines all stock option grants the Company's 1988 Stock Option Plan. During 1996, the Stock Option Committee held four meetings.

      The Company has no other standing audit, nominating or compensation committee of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE
   SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Boston Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1996 through March 31, 1997, all officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                 AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

      The Company has a 1993 Employee Stock Purchase Plan which allows employees of the Company to purchase shares of the Company's Common Stock on a regular basis through payroll deductions. The 1993 Employee Stock Purchase Plan was approved by approved by the stockholders on April 20, 1994. The 1993 Employee Stock Purchase Plan currently authorizes four annual Offerings, covering the years 1993 to 1997, of 200,000 shares each, not to exceed 800,000 shares. In January 1997, 1996, and 1995, the Company issued 286,048, 100,583, and 70,983 shares of common stock at purchase prices of $.32, $.32, and $.35 per share, respectively. The annual purchase prices were 85 percent of the lesser of the closing price of the Company's Common Stock on December 29, 1995, December 29, 1995, and December 30, 1994, respectively. At December 31, 1996, 342,386 shares remained available for issuance.

REASONS FOR THE PROPOSED AMENDMENT 2

      The Board of Directors believes that the 1993 Employee Stock Purchase Plan fosters broad-based ownership of the Company's Common Stock by its employees. The Board of Directors also believes that the 1993 Employee Stock Purchase Plan provides significant incentive to all employees of the Company to acquire and hold the Company's Common Stock, thereby more effectively aligning the interests of such employees with those of the stockholders. The Board of Directors believes that it is in the best interests of the stockholders of the Company to amend the 1993 Employee Stock Purchase Plan to increase the number shares authorized and offered for issuance by 200,000 shares to 1,000,000 shares under an additional offering period from January 1, 1998 to December 31, 1998.

DESCRIPTION OF THE PLAN

      Under the 1993 Employee Stock Purchase Plan, which is administered by the Compensation Committee of the Board of Directors, eligible employees may elect to have up to 15% of their Base Pay (as defined) deducted and utilized for the purchase of Common Stock of the Company in annual or semiannual offerings to be made by the Company to eligible employees.

      Under the 1993 Employee Stock Purchase Plan, the Company has made available in each year from January 1, 1993 through December 31, 1997 up to 200,000 shares of Common Stock, plus all unissued shares from prior Offerings, and will make available from January 1, 1998 to December 31, 1997, upon approval of the stockholders of the Company, an additional 200,000 shares of Common Stock, plus all unissued shares from prior Offerings. Participating employees will be deemed to have been granted options to purchase Common Stock in each offering in an amount equal to the amount of their respective payroll deductions divided by 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date. The option price shall be the lesser of the 85% of the closing price of the Common Stock on the Offering Commencement Date (or the next preceding trading day) or 85% of the closing price of Common Stock on the Offering Termination Date (or the next preceding trading day). Unless a participating employee terminates participation as provided in the 1993 Employee Stock Purchase Plan, such employee shall be deemed to have exercised such option on the Offering Termination Date and shall be issued a corresponding number of shares of Common Stock. The 1993 Employee Stock Purchase Plan provides for termination of participation or withdrawals of amounts previously deducted under certain circumstances. Certain additional restrictions apply to participating employees who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

      The 1993 Employee Stock Purchase Plan may be amended at any time by one vote of the Board of Directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under any Offering, or amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase Common Stock under the Plan.

FEDERAL TAX CONSEQUENCES

      The 1993 Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 423, if a participating employee otherwise complies with Section 423(a) and does not dispose of shares of Common Stock acquired pursuant to the exercise of an option under the 1993 Employee Stock Purchase Plan for at least two years after the relevant Offering Commencement Date and at least six months after the relevant Offering Termination Date, such an employee will not recognize any income at the time that such option is deemed to be exercised on the Offering Termination Date, but will recognize income on the sale of the underlying shares of stock. In such case, there is no taxable event for the Company. If the participating employee does not comply with the requirements of Section 423(a), including the holding period requirements described above, the employee will be deemed to have recognized compensation income in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the relevant Offering Termination Date. In such case, the Company will receive a corresponding deduction.

NEW PLAN BENEFITS UNDER THE 1993 EMPLOYEE STOCK PURCHASE PLAN

      No currently existing benefits under the 1993 Employee Stock Purchase Plan are dependent upon approval of the proposed amendment.


RECOMMENDATION OF THE BOARD OF DIRECTORS

      Stockholder approval of the 1993 Employee Stock Purchase Plan is required pursuant to Section 423 of the Code. The Board of Directors recommends a vote FOR adoption of the proposed amendment to the 1993 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder amendment to 1993 Employee Stock Purchase Plan.

                       AMENDMENT TO 1988 STOCK OPTION PLAN

GENERAL

      The Company has a 1988 Stock Option Plan, currently covering an aggregate of 1,360,000 share of Common Stock. The 1988 Stock Option Plan provides for the grant to officers, Directors and key employees of the Company if incentive stock options ("ISOs") intended to qualify under Section 422 (b) of the Code and non-qualified stock options ("NQSO"). The 1988 Stock Option Plan was approved by the stockholders of the Company on November 15, 1988. Amendments to the 1988 Stock Option Plan increasing the number of shares covered thereby were approved by the stockholders of the Company on April 21, 1989, May 14, 1991, May 7, 1992 and May 17, 1994. As of May 30, 1997 there were outstanding under the 1988 Stock Option Plan options to purchase 1,166,217 shares of the Company's Common Stock at prices ranging from $0.41 to $1.38 per share. See "Executive Compensation".

REASONS FOR PROPOSED AMENDMENT 3

      The Board of Directors believes that it is in the best interests of the Company to increase the number of shares of Common Stock reserved for issuance under the 1988 Stock Option Plan to 1,660,000 shares, an increase of 300,000 shares The Board of Directors believes that the success of the Company is greatly dependent upon its ability to attract and retain executives and employees of outstanding ability who are motivated to exert their best efforts on behalf off the Company, and that the 1988 Stock Option Plan has been effective in achieving this goal. The Board has concluded that the number of shares available and likely to become available for stock options under the 1988 Stock Option Plan will prove within a relatively short period of time to be inadequate for future stock option requirements. In the opinion of the Board, the authorization of 300,000 additional shares will give the Company sufficient stock reserved for issuance under the 1988 Stock Option Plan to allow the Company to attract and retain employees who are in a position to contribute materially to the successful conduct of the Company's operations, to meet competitive situations created by the stock options plans of other corporations, and to stimulate in those eligible for participation an increased desire to render greater service to the Company.

      It should be noted that each director, each nominee for Director and each officer and employee of the Company has, by reason of being eligible to receive options under the 1988 Stock Option Plan, an interest in seeing that the proposed amendments are adopted by stockholders. It should also be noted that, as a matter of policy, the Company has not granted options to non-employee Directors under the 1988 Stock Options Plan.

DESCRIPTION OF THE PLAN

      Under the Stock Option Plan, which is administered by the Stock Option Committee of the Board of Directors, key employees may be granted options to purchase shares of the Company's Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of an ISO granted to a 10% stockholder/grantee). The 1988 Stock Option Plan expires on October 31, 1998 in absence of approval of Amendment 4. Options granted under the 1988 Stock Option Plan must be exercised within ten years from the date of grant, vest at varying times, as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The aggregate fair market value (determined at the same time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person under the 1988 Stock Option Plan are exercisable for the first time during any calendar year may not exceed $100,000.

      The 1988 Stock Option Plan may be amended at any time by one vote of the Board of Directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under options granted pursuant to the 1988 Stock Option Plan, reduce the maximum exercise price or extend the latest date upon which options may be granted or shall be exercisable, or change the class of employees eligible to receive the options.

FEDERAL TAX CONSEQUENCES

      Pursuant to the Code, upon the exercise of an NQSO under the 1988 Stock Option Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. The basis of the Common Stock obtained by exercising the NQSO will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the NQSO will result in a long- or short-term capital gain or loss depending on the total period of time that the NQSO and Common Stock are held. Generally, no taxable event occurs under the Code upon the grant of an NQSO under the 1988 Stock Option Plan.

      Pursuant to the Code, the holder of an ISO will recognize no taxable income (or loss) upon the grant or exercise of an ISO. Upon the sale of the underlying shares of Common Stock, the optionholder will incur a long-term capital gain or loss if the provisions of Section 422(b) of the Code are compiled with. In such case, there is no taxable event for the Company. The principal requirement of Section 422(b), other than the limitations on option price, duration of option period, time of exercise and volume exercisable in one year described above, is that, in order for an option to qualify for ISO treatment, shares received pursuant to exercise of the option may not be disposed within two years from the date of grant and one year from the date of exercise of the option. If an option designated as an ISO ceases to qualify as an ISO, the tax effects for the optionholder and the Company will be identical to those described above for NQSOs.

NEW PLAN BENEFITS UNDER THE 1988 STOCK OPTION PLAN

      No currently existing benefits under the 1988 Stock Option Plan are dependent upon approval of the proposed amendment. See "Executive Compensation - Stock Options - 1988 Stock Option Plan" for a description of outstanding options under the 1988 Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends a vote FOR the adoption of the proposed amendment of the 1988 Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary for stockholder approval of the amendment of the 1988 Stock Option Plan.

                             EXECUTIVE COMPENSATION
GENERAL

      The following table sets forth compensation paid or awarded to the Chief Executive Officer and the only other executive officer of the Company whose compensation exceeded $100,000 for all services rendered to the Company in 1996, 1995 and 1994:

                                SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                           -------------------     ----------------------
                                               Bonus/Annual   Securities   Long-Term     All
                                                Incentive     Underlying   Incentive  Other Com-
NAME AND PRINCIPAL POSITION   YEAR    SALARY    AWARD (1)      OPTIONS      PAYOUTS   PENSATION (2)
---------------------------   ----    ------    ---------      -------      -------   -------------
Edward P. Gistaro .........   1996   $131,682   $ 97,850       50,000      $  --        $1,468
Chairman of the Board         1995    129,192       --           --           --         2,238
and Chief Executive Officer   1994    102,701     20,000         --         45,000        --

Allan H. Hobgood ..........   1996    100,712    112,647       50,000         --         1,468
President and                 1995    100,256     68,637         --           --         2,250
Chief Operating Officer       1994     99,732     48,047       45,000         --          --

------------
(1) Mr. Gistaro is eligible to receive target bonus payments totaling $76,000 under the 1996 Management Incentive Bonus Plan as approved by the Compensation Committee of the Board of Directors. These payments may be increased or decreased depending upon the percentage of achievements of specified goals, which include revenues and returns on assets.

      Mr. Hobgood is eligible to receive 5.5% of the government and commercial division profits.

(2)   Matching contributions under the Company's 401(k) Plan.

STOCK OPTION GRANTS IN 1996

                       NUMBER OF      % OF TOTAL
                      SECURITIES    OPTIONS GRANTED  EXERCISE
                      UNDERLYING     TO EMPLOYEES     PRICE     EXPIRATION
   NAME             OPTIONS GRANTED  IN FISCAL YEAR  PER SHARE     DATE
   ----             ---------------  --------------  ---------     ----
Edward P. Gistaro.....  50,000          17.59%        $.875      05/12/06
Allan H. Hobgood......  50,000          17.59%         .875      05/12/06

STOCK OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                  SHARES                                               VALUE OF UNEXERCISED
                 ACQUIRED           NUMBER OF UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                    ON      VALUE      AT DECEMBER 31, 1996            AT DECEMBER 31, 1996
                                     --------------------------     --------------------------
   NAME          EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
   ----          --------  --------  -----------  -------------     -----------  -------------
Edward P. Gistaro   ---      ---        281,667     33,333            $94,708      $19,974
Allan H. Hobgood    ---      ---        271,667     33,333             90,857       19,974

EMPLOYMENT AGREEMENTS

      Both Edward P. Gistaro and Allan H. Hobgood have employment agreements with the Company. Pursuant to such agreements, Mr. Gistaro is to be paid $100,000 per annum and Mr. Hobgood is to be paid $96,000 per annum and 5.5% of the profits of the government and commercial divisions. The agreements do not have fixed terms, and are terminable upon 30 days' prior written notice by either the Company or the employee, or by the Company "for cause" at any time. Further, each agreement requires that the employee keep Company matters confidential, restricts the employee from being directly or indirectly involved with any entity in a business competitive with that of the Company for a period of years following the termination of the agreement, and provides for a severance payment to the employee in the event he is terminated by the Company without cause.

STOCK OPTIONS

1988 STOCK OPTION PLAN

      The Company has a 1988 Stock Option Plan, currently covering an aggregate of 1,360,000 shares of Common Stock. Under the 1988 Stock Option Plan, which is administered by the Stock Option Committee of the Board of Directors, key employees may be granted options to purchase shares of the Company's Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of an ISO granted to a 10% stockholder/grantee). The 1988 Stock Option Plan expires on October 31, 1998. Options granted under the 1988 Stock Option Plan must be exercised within ten years from the date of grant, vest at varying times, as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. No one person may receive ISO options for which the aggregate fair market value (determined at the time each ISO is granted) of options exercisable for the first time during any calendar year exceeds $100,000.

1991 DIRECTOR PLAN

      The Company also has a 1991 Director Plan currently covering an aggregate of 500,000 shares of Common Stock. Under the 1991 Director Plan, which is administered by the Board of Directors, non-employee Directors are granted options to purchase 40,000 shares of the Company's Common Stock upon their initial election as Directors and 30,000 shares on the second anniversary date of such election at the then-current market price of such shares. One-third of the initial grant shall vest on each anniversary of the date of grant, and one-third of the second grant shall vest every six months after the date of grant. The 1991 Director Plan expires on February 10, 2001. Under an amendment to the 1991 Director Plan adopted by the Board of Directors in February 1992, each eligible Director will receive an additional annual grant of options covering 10,000 shares of

Common Stock, commencing with the fiscal year of the Company immediately following the fiscal year in which all shares of Common Stock covered by the initial grant and the second grant described above are fully vested, and such annual grant will continue each fiscal year thereafter until options covering all shares reserved for issuance under the 1991 Director Plan have been granted. Options granted under the 1991 Director Plan must be exercised within ten years from the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of service as a Director of the Company, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock. The 1991 Director Plan may be amended at any time by vote of the Board of Directors.

      During 1996, Messrs. Ralph Brown and Philip J. Romano, both Directors of the Company, were granted options covering 10,000 shares each of Common Stock at an exercise price of $1.03 per share. During 1997, Messrs. Chauncey Schmidt and Al Ireton, both Directors of the Company, were granted options covering 10,000 shares each of Common Stock at an exercise price of $1.38 and $.78 per share, respectively. The exercise price per share of each such option was not less than the closing bid price of the Common Stock reported on The Nasdaq Stock Market on the date of the grant.

REPRICING OF OUTSTANDING OPTIONS

      Set forth below is certain information concerning a repricing of options held by the executive officers named in the Summary Compensation Table set forth in Item 10, "Executive Compensation General", during the period October 24, 1986 through February 28, 1995:

                                                                            LENGTH OF
                                                                            ORIGINAL
                                       MARKET PRICE   EXERCISE             OPTION TERM
                            NUMBER OF  OF STOCK AT    PRICE AT             REMAINING AT
                             OPTIONS/     TIME OF     TIME OF                DATE OF
                              SARS      REPRICING     REPRICING     NEW    REPRICING OR
                            REPRICED OR     OR          OR        EXERCISE   AMENDMENT
     NAME            DATE     AMENDED    AMENDMENT    AMENDMENT    PRICE     (MONTHS)
     ----            ----     -------    ---------    ---------    -----     --------
Edward P. Gistaro   6/23/89   90,000        .56          .70         .56        51
                    8/28/91   50,000        .56         1.25         .56        77
                    8/13/92   30,000        .56         1.375        .56        88
                    8/10/93   50,000        .56         1.218        .56       100

Allan H. Hobgood    6/23/89   60,000        .56          .70         .56        51
                    5/28/91   50,000        .56         1.25         .56        74
                    8/28/91   30,000        .56         1.25         .56        77
                    8/13/92   30,000        .56         1.375        .56        88
                    8/10/93   40,000        .56         1.218        .56       100

      In order to ensure that the Company's equity-based compensation programs meet their goals of providing motivation and incentive for key executives of the Company, the Board of Directors determined at a meeting held on February 14, 1995, that it was desirable to reprice all outstanding options held by officers, Directors and employees of the Company to bring their exercise prices into line with the then-current market price of the Company's Common Stock. The Company's stock option plans generally provide that the Board of Directors has the discretion to effect such a repricing in the exercise of their business judgment.

EMPLOYEE STOCK PURCHASE PLAN

      The Company has a 1993 Employee Stock Purchase Plan (the "1993 Plan") which was approved by the stockholders at the 1994 Annual Meeting of Stockholders. Under the 1993 Plan, eligible employees may elect to have up to 10% of their Base Pay (as defined) deducted and utilized for the purchase of Common Stock of the Company in annual or semiannual offerings to be made by the Company to eligible employees. The Company has reserved 800,000 shares of Common Stock for issuance pursuant to the 1993 Purchase Plan. The Company issued 286,050, 100,583 and 70,983 shares in January 1997, 1996 and 1995 pursuant to this Plan at purchase prices of $.32, $.32 and $.345 per share, which represents 85% of the closing price on December 29, 1995, December 29, and December 30, 1994, respectively.

      Under the 1993 Plan, the Company has made available in each year from January 1, 1994 through December 31, 1997, up to 200,000 shares of Common Stock. Such shares are offered to participating employees in annual or semiannual offerings. Participating employees are deemed to have been granted options to purchase Common Stock in each offering in an amount equal to the amount of their respective payroll deductions divided by 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date. The option price is the lesser of 85% of the closing price of the Common Stock on the Offering Commencement Date (or the next preceding trading day) or 85% of the closing price of Common Stock on the Offering Termination Date (or the next preceding trading day). Unless a participating employee terminates participation as provided in the 1993 Plan, such employee shall be deemed to have exercised such option on the Offering Termination Date and shall be issued a corresponding number of shares of Common Stock.

      The 1993 Plan is administered by the Compensation Committee of the Board of Directors and will expire on December 31, 1997, unless sooner terminated or amended by the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 1997, by all persons known to the Company to own beneficially more than 5% of the Company's Common Stock.

                           NAME AND                AMOUNT AND
                          ADDRESS OF                NATURE OF           PERCENT
TITLE OF CLASS         BENEFICIAL OWNERS      BENEFICIAL OWNERSHIP     OF CLASS
--------------         -----------------      --------------------     --------
Common Stock,        Demuth, Folger & Terhune      900,000 (1)            6.5
par value $.01       One Exchange Plaza
per share            55 Broadway
                     New York, New York 10006

(1) Consists of 900,000 shares of Common Stock underlying a Warrant to Purchase Common Stock exercisable at an exercise price of $2.00 per share. The percentage of ownership is calculated based on 13,856,936 shares of outstanding.

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 30, 1997 (a) by each of the Company's directors, (b) by the Company's Chief Executive Officer and its only other executive officer whose 1996 compensation exceeded $100,000, and (c) by all Directors and executive officers as a group.

                       NAME AND                 AMOUNT AND
                      ADDRESS OF                 NATURE OF             PERCENT
TITLE OF CLASS   BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP (2)   OF CLASS (3)
--------------------------------------------------------------------------------
Common Stock,      Edward P. Gistaro           588,663  (4)             4.42%
par value $.01     Allan H. Hobgood            407,586  (5)             3.07%
per share          Ralph Brown                 278,100  (6)             2.13%
                   Al R. Ireton                 70,000  (7)              .54%
                   Philip J. Romano            235,763  (6)              1.8%
                   Chauncey E. Schmidt         190,000  (8)             1.45%
                   All Directors and
                     Executive Officers
                     as a Group (7
                     persons including
                     the above)              1,856,224  (9)            13.32%
--------------------
(1) The address for all persons named is 7461 Callaghan Road, San Antonio, Texas 78229.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(3) Unless otherwise indicated below, the percentage of ownership is based upon 13,009,883 shares of Common Stock outstanding, which includes 566,661 shares of Common Stock into which outstanding shares of Preferred Stock are convertible and which the holders of the Preferred Stock are entitled to vote.

(4) Includes 298,334 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,308,217 shares outstanding.

(5) Includes 288,334 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,298,217 shares outstanding.

(6) Includes 60,000 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,069,883 shares outstanding.

(7) Includes 70,000 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,079,883 shares outstanding.

(8) Includes 100,000 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,109,883 shares outstanding.

(9) Includes 929,502 shares subject to currently exercisable stock options. The percentage of ownership is based on 13,939,385 shares outstanding.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen & Co., San Antonio, Texas has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1996, and it is expected that such firm will serve in that capacity for the 1997 fiscal year. Management expects that a representative of Arthur Andersen & Co. will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                              FINANCIAL STATEMENTS

      The Company's audited financial statements for the fiscal year ended December 31, 1996, and Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated herein by reference to the Company's 1996 Annual Report to Stockholders which is being mailed to stockholders with this Proxy Statement.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SOLICITATION

      The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing. In addition, the Company has engaged MacKenzie Partners, Inc., New York, New York to assist in soliciting Proxies for a fee of approximately $3,000 plus reasonable out of pocket expenses.

      COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO RALPH BROWN, SECRETARY, DOCUCON, INCORPORATED, 7461 CALLAGHAN ROAD, SAN ANTONIO, TEXAS 78229. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF JUNE 20, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

      Please SIGN and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors:

                                          RALPH BROWN
                                          Secretary

June 20, 1997

                              DOCUCON, INCORPORATED

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS-AUGUST 12, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EDWARD P. GISTARO and ALLAN H. HOBGOOD or ___________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share of Docucon, Incorporated which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Docucon, Incorporated to be held at the Company's headquarters at 7461 Callaghan Road, San Antonio, Texas 78229, on Tuesday, August 12, 1997, at 12:00 Noon, C.D.T., and any adjournment thereof:

1.    Election of Directors:
[ ]   FOR all nominees listed below     [ ]   WITHHOLD AUTHORITY
      (except as marked to the          to vote for all nominees listed below
      contrary below)

INSTRUCTION: To withhold authority for any individual nominee, mark a line through the nominee's name in the list below.

Edward P. Gistaro             Allan H. Hobgood              Chauncey E. Schmidt
Ralph Brown                   Al R. Ireton

2. To amend the 1993 Employee Stock Purchase Plan of the Company to increase the number of shares offered and reserved for issuance thereunder by 200,000 shares to 1,000,000 shares of Common Stock, par value $.01 per share, to be offered under one additional annual offering from January 1, 1998 to December 31, 1998.

       [ ] FOR  [ ] AGAINST [ ] ABSTAIN

3. To amend the 1988 Stock Option Plan of the Company to increase the number of shares reserved for issuance thereunder by 300,000 shares to 1,660,000 share of Common Stock, par value $.01 per share.

       [ ] FOR  [ ] AGAINST [ ] ABSTAIN

4. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Items 1, 2, and 3 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 6 above should mark a line through the entire Item.

Dated ________________, 1997        Signatures(s) _______________________


                                    ----------------------------------

                                    (Please sign exactly and as fully as
                                    your name appears on your stock
                                    certificate. If shares are held jointly, each stockholder should sign.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.